UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 19, 2017

Date of Report

(Date of earliest event reported)

GRAN TIERRA ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34018	98-0479924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 900, 520-3 Avenue SW
Calgary, Alberta, Canada
T2P 0R3

(Address of principal executive offices, including Zip Code)

(403) 265-3221

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On September 19, 2017, the Board of Directors (the “Board”) of Gran Tierra Energy Inc. (“Gran Tierra”) increased the size of the Board to eight members and appointed Sondra Scott as a director effective immediately. Ms. Scott was appointed to the Reserves; Health, Safety and Environment; and Nominating and Corporate Governance committees of the Board.

As an independent director, Ms. Scott will be compensated for her service as provided under the Board’s existing director compensation program, including an annual cash retainer fee of CDN $55,000; an annual equity retainer of CDN $70,500; and a committee fee of CDN $15,000 per committee (all prorated for 2017). Upon her appointment, Ms. Scott was granted an option to purchase 85,000 shares of Gran Tierra common stock at the fair market value on the date of grant. Gran Tierra also entered into its standard form of indemnity agreement with Ms. Scott.

Ms. Scott was not selected as a director pursuant to any arrangements or understandings with Gran Tierra or with any other person, and there are no related party transactions between Ms. Scott and Gran Tierra that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Scott’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.01	Press release issued by Gran Tierra dated September 19, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2017	GRAN TIERRA ENERGY INC.

	By:	/s/ Gary S. Guidry
		Name:	Gary S. Guidry
		Title:	President & Chief Executive Officer